Exhibit 99.1

Ozop Energy OZSC Launches OZOP WEST

WARWICK, NY, April 13, 2021 - Ozop Energy Solutions, Inc. (OZSC), (“Ozop” or the “Company) Ozop is happy to announce the launch of its new sales division with approximately 10,000 sq ft of warehouse and office space located on the west coast, at 2870 Whiptail Loop, Carlsbad, CA 92010.

Heading up the new sales arm of Ozop Energy Systems are two very experienced sales executives with an extensive history in direct renewable sales, maintaining a client base that can generate between $5-$8 million in sales monthly. Yadewinder (Timothy) Toor and Christopher Serna have spent the past two weeks locating the new office and now are preparing it to get up and running for an additional 4-5 industry experienced salespeople to join the team in the coming months.

“It’s a real coup to bring aboard industry sales leaders who started in the warehouses only to rise to the positions of sales directors, each having overseen teams of salespeople. They know all of the industry trends, vendors, and most importantly, come with established clientele,” stated Brian Conway, CEO of Ozop Energy Solutions. “It’s exciting to feed off their energy, youth, and vigor, and to instantly bring such growth to the company in one single swoop. A real homerun.”

Timothy Toor added, “When we were approached by Brian about joining his team, we had several primary interests: The renewables market, compelling corporate vision, working with great people.”

“This is a very exciting time for everyone” stated Christopher Serna, “Tim and I bring over 2 decades of combined sales experience and industry-leading knowledge. I am grateful for this opportunity to grow OZOP Energy Systems.”

For more information on OZSC please follow on the link, www.OzopEnergy.com

Please be aware that our social media accounts can be used from time to time for additional material events.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

The Waypoint Refinery (discord.com)

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures, and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

###

Investor Relations Contact

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com